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                        Amendment No. 1 to
                             FORM 8-K
                          CURRENT REPORT
                 Pursuant to Section 13 or 15(d)
                  of the Securities Act of 1934


Item 1.        Changes in Control of Registrant.
               Not Applicable

Item 2.        Acquisition or Disposition of Assets.
               Not Applicable

Item 3.        Bankruptcy or Receivership.
               Not Applicable

Item 4.        Changes in Registrant's Certifying Accountant.
               As of February 3, 1997, the registrant formally dismissed T. Alan Walls, CPA as its principal accountant to audit registrant's financial statements. During the registrant's two most recent fiscal years and during the period from the end of the registrant's most recent fiscal year through February 3, 1997, the registrant's former accountant and the registrant did not have any disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the former accountant's satisfaction, would have caused him to make reference to such subject in connection with his report, nor were there any other disagreements or reportable events with registrant's former accountant as described in Items 304(a)(1)(iv) and (v) of Regulation S-K under the Securities Act of 1933, as amended. The decision to change accountants was approved by the Board of Directors of the registrant on January 16, 1997.

               Attached as Exhibit 16 hereto is a letter from Mr. Walls to the Commission stating that he agrees with the statements made in the foregoing paragraph.

               As of February 3, 1997, the registrant engaged KPMG Peat Marwick as its principal accountant to audit the registrant's financial statements. The registrant's shareholders will have the opportunity to approve the selection of KPMG Peat Marwick at the registrant's Annual Meeting of Shareholders scheduled for March 21, 1997.

Item 5.        Other Events.
               Not Applicable

Item 6.        Resignation of Registrant's Directors.
               Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information an Exhibits.
               Not Applicable

Item 8.        Change in Fiscal Year.
               Not Applicable


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Item 9.        Sales of Equity Securities Pursuant to Regulation S.
               Not Applicable.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              COSTA RICA INTERNATIONAL, INC.


                              By:_/s/ Calixto Chaves Zamora
                                    Calixto Chaves Zamora, Chairman

Dated:  February __, 1997